Exhibit 99.1

For Immediate Release

August 2, 2007

Press Release

Investools Reports Record Second Quarter 2007 Financial Results and Expects Continued EPS Growth in Second Half

Brokerage Revenue Increases 83% as Retail Accounts, DARTs and Client Assets Rise Sharply; Outpacing Industry Trends

Investor Education Subscribers Reach Record Level of 94,600 as New Pricing Strategies Increase Student Acquisition

NEW YORK, NY – August 2, 2007 – Investools Inc. (NASDAQ: SWIM), a leading provider of online brokerage and investor education services, today announced financial results and selected operating metrics for the second quarter and six months ended June 30, 2007.

Consolidated financial highlights for the second quarter include:

•                  Record Revenues of $77.6 million.

•                  Net income of $3.7 million.

•                  Record Sales Transaction Volume of $85.5 million.

•                  Non-GAAP Adjusted EBITDA (before certain items) was a record $22.3 million, or 26.1% of sales transaction volume.

“Outperforming online brokerage trends, and well ahead of our expectations, Investools has emerged as the leading online broker for educated investors in its first full quarter of consolidated operations.  We have exceeded our forecasts for growth in account openings, DARTs and client assets for 10 months in a row and have achieved record sales of $77.6 million and net income of $3.7 million in the second quarter.  These results demonstrate the future earnings power of our unique, profitable account acquisition model which generates active, educated retail investors who trade on thinkorswim’s award-winning technology platforms,” said Lee K. Barba, Chairman and CEO of Investools Inc.

thinkorswim highlights for the second quarter ended June 30, 2007 compared to the year-ago period:

•                  Record brokerage revenue of $26.9 million, up 83%.

•                  Record new accounts funded of 9,725, up 301%.

•                  Funded accounts totaled 39,075 as of June 30, 2007, up 180%.

•                  New qualified accounts opened, net, of 17,100, up 378%.

•                  Retail DARTs of 20,900, up 175%.

•                  Active Trader DARTs of 27,000, up 65%.

•                  Total client assets $1.78 billion, up 125%.

•                  Average client account balance of $44,400, trading 153 times per year.

“thinkorswim’s online trading business is experiencing the strongest growth in the industry.  The focus on delivering superior technology, support and flexible pricing for over seven years is now being recognized as the account base has scaled to approximately 40,000 active funded accounts by attracting active traders through referrals, education-based channel partners and, most significantly, through the conversion of our Investor Education Group’s graduates,” said Mr. Barba.

Investor Education Group highlights for the second quarter ended June 30, 2007 compared to the year-ago period:

•                  Sales Transaction Volume of $58.6 million.

•                  Revenue of $50.7 million, up 17%.

•                  Price and offer changes fuel efficient graduate growth:

•                  Investools marketed graduates of 5,420, up 46%.

•                  Total paid graduates of 10,990 during the quarter.

•                  Active Investor Toolbox subscribers of 94,600, up 13%.

As the Investor Education Group introduces new pricing and subscription-based product offerings aimed at increasing student acquisition, reduced levels of sales transaction volumes are expected while cost and operating efficiencies are aligned to maintain our profitable investor education acquisition model.

“Second quarter margins improved significantly for the Investor Education Group through cost efficiencies, particularly in marketing, while student acquisitions remained strong and up-sells of continuing education products reached record levels of 48%. These results were achieved in conjunction with the introduction of new pricing strategies and subscription-based offers to attract a broader base of retail investors to our Foundation Course,” noted Mr. Barba.  “We continue to experience high conversion rates of our graduates to thinkorswim active trading accounts as we integrate the option knowledge and trading know-how of thinkorswim into our education products and services.”

Outlook

“Looking ahead to the balance of 2007, we expect continued strong growth in our online brokerage business.  We continue the alignment of our education business consistent with our position as the leading online broker for the educated investor.  thinkorswim’s strong metrics continue to demonstrate a frequency and quality of trading activity that supports our flexible pricing model to attract and sustain the most qualified retail trading accounts in the markets.  We are confident that our profitable account acquisition model will continue to convert students to high-value thinkorswim trading accounts at a strong pace.  As a result, we expect Investools will generate positive GAAP earnings for the next two quarters.” Mr. Barba concluded.

Conference Call/Webcast Information

Investools will conduct a conference call to discuss second quarter results at 4:30 p.m. Eastern Time today.  The call is being webcast and will be available through Investools' website at www.investools.com under Investor Relations and through thinkorswim's website at www.thinkorswim.com under Investor Relations.

About Investools (NASDAQ: SWIM)

Investools Inc. offers market-leading investor education and brokerage and related financial products and services for self-directed investors.  Investools Education Group offers a full range of investor education products and services that provide lifelong learning in a variety of interactive delivery formats, including instructor-led synchronous and asynchronous online courses, in-person workshops, one-on-one and one-to-many online coaching programs and telephone, live-chat and email support. thinkorswim Inc., Investools’ financial technology pioneer and industry-leading online brokerage firm, is focused on providing services to self-directed options traders and active traders. thinkorswim offers customers a broad range of products including equity securities, fixed income, index products, options, futures, other derivatives and foreign exchange. thinkorswim provides unique front end trading platforms that allow its customers to trade electronically and provides sophisticated trading tools and analytics, including tools for implementing complex, multi-leg options strategies.  The products and services offered by Investools Inc. have received numerous accolades from third parties including thinkorswim’s ranking by Barron’s as its top rated software-based online broker and best for options traders (2006 & 2007), and Prophet’s top Barron’s ranking for best technical analysis tools (2006).

Safe Harbor

This press release may contain forward-looking statements. Such forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “could,” “would,” “will,” “should,” “plan,” or similar statements.  All forward-looking statements are based largely on current expectations, beliefs and assumptions concerning future events that are subject to substantial risks and uncertainties. These risks and uncertainties include, but are not limited to: general changes in economic conditions and changes in conditions affecting the financial services industry specifically, regulatory developments that affect the way we market or sell our products and services, our inability to protect our proprietary technology, our ability to sell existing products and services in both new and existing markets, and other factors which are more fully described in Investools filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, actual results may vary in material aspects from those currently anticipated.  The forward-looking statements made in this press release relate only to events as of the date of this release. We undertake no ongoing obligation to update these statements.

Investor Contact:

Ida Kane, SVP and CFO

801.816.6918

ida.kane@investools.com

Media Contact:

Fran Del Valle

212-717-5499

frances.delvalle@influencecentral.com

INVESTOOLS INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$ 31,132	$ 52,923
Marketable securities	2,792	22,141
Accounts receivable, net of allowance ($338 and $74)	20,843	5,885
Receivable from clearing brokers	8,881	—
Income tax receivable	8,376	—
Deferred tax asset	7,234	—
Other current assets	8,581	10,056
Total current assets	87,839	91,005

Long-term restricted cash	382	377
Goodwill	207,235	18,085
Intangible assets, net of accumulated amortization ($9,861 and $4,154)	139,185	2,936
Software development cost, net of accumulated depreciation ($2,493 and $274)	20,763	12,584
Furniture and equipment, net of accumulated depreciation ($6,373 and $4,790)	8,096	5,253
Other long-term assets	20,792	1,397

Total assets	$ 484,292	$ 131,637

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of deferred revenue	$ 137,747	$ 120,919
Other current liabilities	22,721	15,958
Accounts payable	12,465	4,388
Accrued payroll	9,196	4,870
Accrued tax liabilities	8,219	9,602
Current portion of capitalized lease obligations	198	180
Current portion of notes payable	17,500	—
Total current liabilities	208,046	155,917

Long-term portion of deferred revenue	43,514	38,656
Capitalized lease obligations	425	500
Notes payable	105,000	—
Deferred income taxes	12,955	—
Other long-term accrued liabilities	56	215
Total liabilities	369,996	195,288

Stockholders’ equity (deficit):
Common stock $0.01 par value (65,593 and 45,264 shares issued and outstanding, respectively)	656	453
Additional paid-in capital	322,000	128,115
Accumulated other comprehensive income	—	3
Accumulated deficit	(208,360)	(192,222)
Total stockholders’ equity (deficit)	114,296	(63,651)

Total liabilities and stockholders’ equity (deficit)	$ 484,292	$ 131,637

INVESTOOLS INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue	$ 77,617	$ 43,447	$ 132,474	$ 86,121
Costs and expenses
Cost of revenue	37,815	35,851	69,898	64,550
Selling expense	17,161	12,166	36,365	24,506
General and administrative expense	14,637	8,608	37,075	16,676
Special charges	1,088	2,624	1,215	2,990
Total costs and expenses	70,701	59,249	144,553	108,722

Income (loss) from operations	6,916	(15,802)	(12,079)	(22,601)

Other income (expense)
Interest expense	(2,309)	(17)	(3,777)	(31)
Interest income	209	604	861	964
Other	7	—	6	2
Other (expense) income	(2,093)	587	(2,910)	935

Net income (loss) before income taxes and cumulative effect of accounting change	4,823	(15,215)	(14,989)	(21,666)
Income tax provision	1,117	28	1,150	56

Net income (loss) before cumulative effect of accounting change	3,706	(15,243)	(16,139)	(21,722)
Cumulative effect of accounting change	—	—	—	48

Net income (loss)	$ 3,706	$ (15,243)	$ (16,139)	$ (21,674)

Net income (loss) per common share:
Basic	$ 0.06	$ (0.34)	$ (0.27)	$ (0.48)
Diluted	$ 0.05	$ (0.34)	$ (0.27)	$ (0.48)

Weighted average common shares outstanding – basic	65,379	45,067	60,368	44,943
Weighted average common shares outstanding – diluted	67,653	45,067	60,368	44,943

INVESTOOLS INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Cash flows from operating activities:	$ 3,706	$ (15,243)	$ (16,139)	$ (21,674)
Net Income (loss)
Reconciling adjustments:
Depreciation and amortization	5,216	1,205	8,660	2,316
Deferred taxes	734	56	767	56
Stock compensation expense	1,806	292	11,573	491
Amortization of exclusivity rights	792	—	1,620	—
Amortization of debt issue costs	303	—	451	—
Provision for sales return reserve	594	154	588	545
Provision for lease termination	136	—	136	213
Provision for (recovery of) bad debt	164	4	264	(35)
Loss (gain) on sale of assets	21	(3)	21	(10)
Impairment of capitalized software development	—	1,464	—	1,464
Loss on marketable securities	—	—	4	—
Changes in operating assets and liabilities, net of the effect of acquired businesses:
Accounts receivable	(5,887)	(712)	(13,669)	461
Receivable from clearing brokers	(1,414)	—	(4,533)	—
Income tax receivable	383	—	44	—
Other assets	1,929	(2,342)	(1,428)	(1,659)
Accounts payable	1,775	158	(4,813)	1,248
Deferred revenue	7,575	29,946	22,289	45,795
Accrued payroll	1,544	379	426	328
Other liabilities	(8,171)	(397)	(6,620)	600
Accrued tax liabilities	(32)	407	(12)	1,770
Net cash provided by (used in) operating activities	11,174	15,368	(371)	31,909

Cash flows from investing activities:
Purchases of marketable securities	—	(17,036)	—	(23,403)
Proceeds from the maturity of marketable securities	4,498	1,500	19,811	2,500
Proceeds from the sale of equipment	25	3	25	10
Payments for capitalized software development costs	(1,614)	(1,987)	(3,840)	(3,473)
Purchases of furniture, fixtures and equipment	(1,118)	(1,140)	(1,777)	(1,999)
Cash paid in business acquisitions, net of cash received	(165)	—	(158,641)	—
Net cash provided by (used in) investing activities	1,626	(18,660)	(144,422)	(26,365)

Cash flows from financing activities:
Payments on capital leases	(48)	(40)	(91)	(70)
Payment on note payable	(2,500)	—	(2,500)	—
Changes in long-term restricted cash	(2)	4,720	(5)	4,717
Repurchase of stock	—	(1,360)	—	(1,360)
Proceeds from note payable	—	—	125,000	—
Proceeds from exercise of stock options	368	219	598	672
Net cash provided by (used in) financing activities	(2,182)	3,539	123,002	3,959

Increase (decrease) in cash and cash equivalents	10,618	247	(21,791)	9,503
Cash and cash equivalents:
Beginning of period	20,514	20,722	52,923	11,466

End of period	31,132	20,969	31,132	20,969

Investools Inc.
Operating Metrics thru June 30, 2007

	2006												2007
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun
thinkorswim Inc.
Trading Days	20.00	19.00	23.00	19.00	22.00	22.00	19.50	23.00	20.00	22.00	20.50	20.00	20.00	19.00	22.00	20.00	22.00	21.00

Retail DARTs	7,000	6,800	6,100	7,300	8,100	7,200	8,000	7,600	7,800	8,700	10,700	10,300	13,700	15,600	16,200	18,500	20,700	23,400
Active Trader DARTs	19,300	18,400	15,500	18,800	16,200	14,600	12,300	13,400	15,800	11,200	13,500	10,700	20,900	19,100	22,000	22,100	25,700	33,200
Total DARTs	26,300	25,200	21,600	26,100	24,300	21,800	20,300	21,000	23,600	19,900	24,200	21,000	34,600	34,700	38,200	40,600	46,400	56,600

New Funded Retail Accounts	550	575	800	850	825	750	675	850	950	2,275	2,150	2,175	2,325	2,675	3,125	3,525	3,150	3,050
Net New Funded Retail Accounts	425	500	650	725	725	625	575	675	850	2,150	2,050	2,025	2,175	2,525	2,950	3,350	2,950	2,875
Month End Funded Retail Accounts	10,725	11,225	11,875	12,600	13,325	13,950	14,525	15,225	16,050	18,200	20,250	22,275	24,450	26,975	29,925	33,275	36,225	39,075

New Retail Accounts Opened, net	725	875	1,175	1,225	1,125	1,225	1,150	1,300	3,500	4,400	4,250	4,175	4,900	5,525	6,050	5,950	5,775	5,375

Total Trades	526,000	479,000	498,000	497,000	536,000	480,000	396,000	483,000	472,000	436,000	497,000	420,000	692,000	660,000	840,000	812,000	1,021,000	1,187,000
Option Trade as % of Total Trades	84%	84%	82%	82%	81%	75%	73%	78%	81%	81%	77%	71%	81%	81%	82%	81%	82%	82%

Client Assets ($MM)	$ 610	$ 620	$ 690	$ 730	$ 760	$ 790	$ 820	$ 860	$ 890	$ 950	$ 1,030	$ 1,100	$ 1,190	$ 1,290	$ 1,420	$ 1,530	$ 1,680	$ 1,780
Average Client Equity/Retail Account ($M)			$ 53.6			$ 52.7			$ 53.7			$ 48.0			$ 46.1			$ 44.4
Retail Commission Per Trade ($)			$ 13.44			$ 13.58			$ 13.26			$ 12.65			$ 10.55			$ 10.16

Investor Education Group
Investools Marketed Paid Graduates	1,260	1,160	1,660	1,230	1,280	1,190	1,080	1,470	1,870	1,460	1,840	1,820	1,760	2,550	1,580	1,270	1,540	2,610
Partner Marketed Paid Graduates	590	3,150	1,960	4,340	2,960	3,820	1,930	380	3,480	2,080	1,750	1,300	700	2,170	1,610	2,080	2,130	1,360
Total Paid Graduates	1,850	4,310	3,620	5,570	4,240	5,010	3,010	1,850	5,350	3,540	3,590	3,120	2,460	4,720	3,190	3,350	3,670	3,970

Cumulative Graduates	211,000	218,000	224,000	233,000	240,000	248,000	253,000	256,000	264,000	269,000	274,000	278,000	282,000	288,000	293,000	298,000	302,000	308,000

Active Subscribers	70,000	71,900	73,400	77,100	79,200	83,700	83,400	84,400	85,300	86,400	86,900	85,400	86,700	89,500	90,800	91,000	93,000	94,600

(1)                   Retail DARTs are trades executed using the retail thinkorswim platform.

(2)                   Active Trader DARTs are trades executed using an active trader platform such as thinkpipes.

(3)                   Net new accounts opened are accounts where the account opening process has been initiated with the "intent to fund", net of closed accounts.

(4)                   Includes students who graduated from both the Foundation Course and the Currency Trader Course

(5)                   Cumulative graduates includes graduates and their guest attendees at workshops

(6)                   Active subscribers includes subscribers to both Investools Online and prophet.net

Investools Inc.

Financial Summary

($ in millions)

	2006				2007
	Q1	Q2	Q3	Q4	Q1	Q2
Total sales transaction volume (1)	58.70	73.30	56.60	64.20	69.70	85.50
Change in deferred, net	(16.00)	(29.90)	(16.60)	(20.00)	(14.80)	(7.90)
Total revenue	42.70	43.40	40.00	44.20	54.90	77.60

Cost of revenue	28.70	35.90	26.30	30.40	32.10	37.80
Selling expense	12.30	12.20	12.10	16.30	19.20	17.20
General and administrative	8.10	8.60	8.30	7.70	22.40	14.60
Other expense (income)	—	1.90	(1.30)	3.50	1.00	4.30
Net income (loss)	(6.40)	(15.20)	(5.40)	(13.70)	(19.80)	3.70

Reconciliation of Non-GAAP Information

Net income (loss)	(6.40)	(15.20)	(5.40)	(13.70)	(19.80)	3.70
Depreciation and amortization	1.10	1.20	1.20	1.40	4.30	6.00
Other non-cash items	0.20	0.40	0.30	0.30	9.80	1.80
Special charges	0.40	2.60	0.20	4.40	0.10	1.10
Interest expense (income)	(0.30)	(0.60)	(0.60)	(0.90)	0.80	2.10
Net change in deferred revenue	15.80	29.90	16.70	19.90	14.70	7.60
Adjusted EBITDA ($) (2)	10.80	18.30	12.40	11.40	9.90	22.30
Adjusted EBITDA (%)	18.4%	25.0%	21.9%	17.8%	14.2%	26.1%

	2006				2007
	Q1	Q2	Q3	Q4	Q1	Q2
Investor Education Group
Upsell metrics (3)	33%	27%	35%	45%	41%	48%
PHD program	25%	27%	19%	20%	27%	18%
Masters program	36%	32%	37%	31%	29%	25%
Associates program	39%	41%	36%	29%	29%	30%
Trading rooms	0%	0%	7%	20%	16%	27%

thinkorswim Group Revenue
Commissions	8,139	9,695	10,301	11,627	12,880	16,704
Interest & dividends	1,563	2,211	2,713	3,159	4,025	4,988
Other & brokerage related revenue	3,307	2,802	2,586	2,686	3,445	5,200
Total thinkorswim group revenue	13,009	14,708	15,600	17,471	20,350	26,892

(1) The Company believes that Investor Education Group sales transaction volume is an important measure of business volume. Sales transaction volume is a non-GAAP financial measure and represents sales in a particular period before the effect of recognition of deferred revenue from prior periods and the deferral of current period sales. The table provides a reconciliation of non-GAAP total sales volume to GAAP revenue for the periods indicated.

(2) The Company believes that non-GAAP Adjusted EBITDA as shown in the table is a valuable representation of operating performance given the impact of accounting for deferred revenue and certain other costs. The table provides a reconciliation of Net Income (Loss) to Adjusted EBITDA for the periods indicated.

(3) This table outlines the workshop upsell rates during the periods indicated. During the third quarter of 2006, the Company introduced a subscription based Trading Rooms product as an alternative upsell at the workshop. Workshop upsell rates are the sales that take place at the workshops of advanced product sales. Upsell rates do not include sales from the Company’s other sales operations.